UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

SPS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Commission File Number 1-4416

Pennsylvania (State of incorporation)	23-1116110 (I.R.S. Employer Identification No.)
Two Pitcairn Place, Suite 200 165 Township Line Road Jenkintown, Pennsylvania (Address of principal executive offices)
19046 (Zip Code)

Registrant's telephone number, including area code: (215) 517-2000

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SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

Item 12. Disclosure of Results of Operations and Financial Condition

The following information is furnished to the Commission pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition": news release by SPS Technologies, Inc. (the Company), announcing the Company's net earnings for the three and six months ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

The Company's news release includes non-GAAP (generally accepted accounting principles) financial measures, presentations of the most directly comparable GAAP financial measures and a reconciliation of the disclosed non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company's management believes that its presentation of the non-GAAP financial measures provide useful information to investors regarding the Company's results of operations because the presentation discloses the results of operations with and without the cost of restructuring actions and a legal settlement. The pro forma results of operations without the costs of the restructuring actions and the legal settlement provides an additional measure of performance that investors can use to compare operating results between periods. The pro forma earnings presentation is intended to supplement and clarify the GAAP presentation. The Company's management uses the non-GAAP operating earnings by segment to better understand and assess each segment's performance.

Exhibits

99.1 Press release, dated July 30, 2003.

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SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                   SPS TECHNOLOGIES, INC.
                                                                                                   (Registrant)

                                                                                                   /s/William M. Shockley
                                                                                                   William M. Shockley
                                                                                                   Vice President and
                                                                                                   Chief Financial Officer

Date: July 30, 2003

Mr. Shockley is signing on behalf of the registrant and as the Chief Financial Officer of the registrant.